Exhibit 99.1

[LOGO OF DELTATHREE, INC.]

FOR IMMEDIATE RELEASE -

             deltathree Reports First Quarter 2004 Financial Results

  First Quarter 2004 Revenues Increased 55% Year-Over-Year and 19% Sequentially
                   to $4.6 Million, Exceeding Company Guidance

New York, NY - April 29, 2004 - deltathree, Inc. (NasdaqSC: DDDC), a leading provider of SIP-based hosted communications solutions for service providers and consumers worldwide, today announced financial results for the first quarter ended March 31, 2004.

                          First Quarter 2004 Highlights

      o     Revenues increased 55% versus first quarter 2003, and;

      o Revenues increased 19% sequentially to $4.6 million, exceeding management expectations.

      o Net loss was reduced 57% versus first quarter 2003 to $1.1 million or ($0.04) per share.

      o EBITDA loss was reduced 61% versus first quarter 2003 to $384,000 or ($0.01) per share.

      o     Quarterly cash usage was reduced to $279,000.

      o Quarter end cash, cash equivalents and short-term investments totaled $17.8 million.

Revenues for the first quarter of 2004 were $4.6 million, an increase of $1.6 million or 55% from the $3.0 million reported for the first quarter of 2003. In the sequential comparison, first quarter revenues increased $721,000 or 19% compared to revenues of $3.9 million reported for the fourth quarter ended December 31, 2003.

deltathree's net loss for the first quarter of 2004 was $1.1 million or ($0.04) per share, in line with management expectations. First quarter 2004 net loss reflects a 57% improvement over the first quarter 2003 net loss of $2.5 million or ($0.09) per share and a 32% improvement over the fourth quarter 2003 net loss of $1.6 million or ($0.06) per share.

Gross margins for the first quarter of 2004 were 35%, marginally higher than the 34% gross margins recorded in the sequential fourth quarter of 2003 and modestly lower than the 37% margins achieved in the first quarter of 2003.

EBITDA (earnings before interest, taxes, depreciation and amortization) loss for the first quarter of 2004 was $384,000 or ($0.01) per share, compared to a loss of $997,000 or ($0.03) per share in the first quarter of 2003, a 61% improvement. The first quarter 2004 EBITDA loss reflects an 18% improvement compared to the sequential fourth quarter of 2003 EBITDA loss of $470,000 or ($0.02) per share.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release. All EBITDA figures are exclusive of non-cash employee compensation charges.

deltathree's cash usage in the first quarter of 2004 was a better than forecasted $279,000, down from approximately $371,000 in the sequential fourth quarter of 2003. deltathree had forecasted first quarter 2004 cash usage in the range of $500,000 to $700,000.

As of March 31, 2004 deltathree held approximately $17.8 million in cash, cash equivalents and short-term investments, and no outstanding debt.

Wanadoo UK Goes Live With deltathree PCPhone VoIP Service

As of April 28, 2004 deltathree PCPhone VoIP Service is live and available to the more than 2.6 million Wanadoo UK customers. Wanadoo UK is the United Kingdom's largest Internet Service Provider (ISP) and is also a strategic leader of broadband services in the UK market. In April of 2004, Freeserve officially became Wanadoo UK as part of a corporate rebranding under the Wanadoo name. Wanadoo, a subsidiary of France Telecom, is Europe's second largest ISP and has more than 9.1 million Internet access customers, including 2.45 million broadband customers. This marks the launch of the partnership deltathree announced with the former Freeserve in the first quarter of this year. Wanadoo UK customers are currently able to sign up for deltathree's iConnectHere consumer VoIP service directly on the Wanadoo UK website. deltathree and Wanadoo UK will be ramping up joint marketing efforts during the second quarter of 2004.

deltathree Operational Review

Shimmy Zimels, deltathree's CEO, stated, "The first quarter of 2004 was an outstanding quarter for deltathree. With sequential top line growth of 19 percent, we marked the third consecutive quarter of double digit revenue expansion. Solid revenue growth combined with our consistent focus on cost containment and operating efficiency allowed us to make significant progress in reducing our quarterly net loss. Our achievements this quarter were notable not only from a financial perspective but also based on our ability to execute on deltathree's core market strategy.

"Strategically, deltathree made significant strides in expanding the market for our VoIP telecommunications solutions through our stated goal of aligning ourselves with market leading service providers, partners and resellers. In the first quarter, we announced an important new partnership agreement with Wanadoo UK, formerly known as Freeserve, the United Kingdom's largest Internet Service Provider, to make deltathree's PCPhone VoIP service available to Wanadoo UK's
2.6 million customers. Today, we announced the live service launch of deltathree's iConnectHere PCPhone VoIP service with Wanadoo UK. This announcement confirms our strategy and improves deltathree's ability to reach and serve the global market for telecommunication services. During the first quarter, we also announced a new product resale partnership with Grandstream which continues to expand our network of high quality partners to provide deltathree's end customers with more comprehensive VoIP hardware and service solutions. Based on the strength of our first quarter results and our ongoing market development efforts to reach new service providers, resellers and consumers, we remain confident in the outlook for 2004 and our ability to achieve breakeven in the short-term," continued Mr. Zimels.

Paul White,  deltathree's  CFO,  stated,  "Our first quarter  results  provide a strong foundation for 2004 and were driven by several key factors. Fundamentally, the demand for VoIP telecommunications services on a global basis continues to remain strong and deltathree remains well positioned to capitalize on this growing market. First quarter growth was further accelerated by the launch of two new products targeted at our worldwide reseller base, Web-to-Call and IP Call Forwarding. These applications provide our resellers with attractive new VoIP applications to help them meet their end customer needs for flexible and affordable telecommunication solutions. The deployment of these new products and promotional activities aimed at broadening our universe of resellers were among the key supporting drivers of our exceptional top line growth this quarter. While we are extremely pleased with the first quarter revenue growth, we do expect revenue growth in the short run to return to a more historical range. To help fuel the growth for 2004 and beyond, we are continuing to invest in market development efforts across our platform of services, addressing consumers, resellers, service providers and small businesses."

deltathree Financial Guidance

For the second quarter of 2004, deltathree forecasts a quarterly net loss within the range of ($0.03) per share to ($0.05) per share. Quarterly cash usage for the second quarter of 2004 is forecasted to be in the range of $400,000 to $750,000. Following exceptionally strong sequential revenue growth of 19% in the first quarter of 2004, deltathree expects sequential revenue growth for the second quarter of 2004 to return to the recent average quarterly range of 5% to 10% top line growth, as compared to the first quarter of 2004.

Conference Call Details

The deltathree first quarter 2004 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, April 29, 2004. Investors are invited to listen to the live call by dialing 888-276-9998 in the United States or by dialing 612-332-0718 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, http://corp.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site.

About deltathree

Founded in 1996, deltathree is a leading provider of hosted, SIP-based VoIP products and services. deltathree provides private-label products, including PC-to-Phone, Phone-to-Phone, and Broadband Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. Our high quality Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services. For more information about deltathree, visit our web site at http://corp.deltathree.com.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.

Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov



deltathree Contact:                            Investor Relations Contact:
Paul White                                     Erik Knettel
Chief Financial Officer                        The Global Consulting Group (GCG)
(212) 500-4850                                 (646) 284-9415
paul.white@deltathree.com                      eknettel@hfgcg.com

                                 (Tables follow)

                                DELTATHREE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                  As of          As of
                                                                                March 31,     December 31,
                                                                                   2004           2003
                                                                                ---------      ---------
                                                                               (unaudited)
                                                                                    ($ in thousands)
ASSETS
Current assets:
 Cash and cash equivalents ................................................     $   7,873      $   1,682
 Short-term investments ...................................................         9,972         16,442
 Accounts receivable, net .................................................           550            363
 Prepaid expenses and other current assets ................................           541            684
 Inventory ................................................................           151             60
                                                                                ---------      ---------
    Total current assets ..................................................        19,087         19,231
                                                                                ---------      ---------
Property and equipment, net ...............................................         3,634          4,307
                                                                                ---------      ---------
Deposits ..................................................................           104            105
                                                                                ---------      ---------
     Total assets .........................................................     $  22,825      $  23,643
                                                                                =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable .........................................................     $   2,207      $   2,139
 Deferred revenues ........................................................           392            172
 Other current liabilities ................................................         2,001          2,100
                                                                                ---------      ---------
    Total current liabilities .............................................         4,600          4,411
                                                                                ---------      ---------
Long-term liabilities:
 Severance pay obligations ................................................            99             91
                                                                                ---------      ---------
    Total liabilities .....................................................         4,699          4,502
                                                                                ---------      ---------
Commitments and contingencies

Stockholders' equity:
 Class A common stock, - par value $0.001 .................................            29             29
 Additional paid-in capital ...............................................       167,236        167,168
 Accumulated deficit ......................................................      (148,929)      (147,846)

Treasury stock at cost: 257,600 shares of class A common stock as of
  March 31, 2004 and December 31, 2003 ....................................          (210)          (210)
                                                                                ---------      ---------
     Total stockholders' equity ...........................................        18,126         19,141
                                                                                ---------      ---------
     Total liabilities and stockholders' equity ...........................     $  22,825      $  23,643
                                                                                =========      =========

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

                                                               Three Months Ended
                                                                    march 31,
                                                            2004               2003
                                                         ------------      ------------
                                                                  (unaudited)
                                                      ($ in thousands, except share data)
Revenues ...........................................     $      4,606      $      2,972

Costs and operating expenses:
  Cost of revenues, net ............................            3,009             1,862
  Research and development expenses, net ...........              581               663
  Selling and marketing expenses ...................              803               783
  General and administrative expenses ..............              597               661
  Depreciation and amortization ....................              747             1,598
                                                         ------------      ------------

Total costs and operating expenses .................            5,737             5,567
                                                         ------------      ------------

Loss from operations ...............................           (1,131)           (2,595)
Interest income, net ...............................               86               101
                                                         ------------      ------------
Loss before income taxes ...........................           (1,045)           (2,494)
Income taxes .......................................               38                18
                                                         ------------      ------------
Net loss ...........................................     $     (1,083)     $     (2,512)
                                                         ============      ============

Net loss per share - basic and diluted .............     $      (0.04)     $      (0.09)
                                                         ============      ============

Weighted average number of shares outstanding -
 basic and diluted (number of shares) ..............       29,278,433        28,923,296
                                                         ============      ============

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
                       ($ in thousands, except share data)

                                                            Three Months Ended
                                                                 March 31,
                                                           2004              2003
                                                       ------------      ------------
Net Loss in accordance with generally accepted
accounting principles ............................     $     (1,083)     $     (2,512)


Add/(less):
  Depreciation and amortization ..................              747             1,598
  Income taxes ...................................               38                18
  Interest Income, net ...........................              (86)             (101)
                                                       ------------      ------------
EBITDA* ..........................................     $       (384)     $       (997)
                                                       ------------      ------------
EBITDA per share - basic and diluted .............     $      (0.01)     $      (0.03)
                                                       ------------      ------------

Weighted average shares outstanding -
      basic and diluted (number of shares) .......       29,278,433        28,923,296
                                                       ============      ============

* earnings before interest, taxes, depreciation and amortization